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                                                                    EXHIBIT 99.1

PRESS RELEASE

FAMOUS DAVE'S ANNOUNCES 1ST QUARTER REVENUES
Thursday April 3, 4:15 pm ET

SETS TIMING OF EARNINGS RELEASE & CONFERENCE CALL

MINNEAPOLIS--(BUSINESS WIRE)--April 3, 2003--Famous Dave's of America, Inc. (Nasdaq:DAVE - News) today announced that it reported revenues of approximately $23.0 million for the 1st Quarter of 2003, an 8.4% increase over the 1st quarter of 2002. Comparable sales for the quarter decreased 2.7% at company-operated restaurants and decreased 7.3% for franchise-operated restaurants.

Additional detail on 1st quarter revenues is as follows:

                              2003          2002            Pct Change
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
Restaurant Revenues           $21,893,000   $20,488,000        6.9%
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Franchise Royalties               834,000       569,000       46.6
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Franchise Fees                    220,000       105,000      109.5
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Licensing Royalties                42,000        47,000      (10.6)
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Total Revenues                $22,989,000   $21,209,000        8.4
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Average Weekly Revenue
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 - Company-operated               $41,542       $45,128       (7.9)
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 - Franchise-operated             $42,232       $44,796       (5.7)
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RESTAURANT DEVELOPMENT Four new Famous Dave's restaurants opened during the quarter including one company-operated and three franchise-operated. The company- operated restaurant opened during February in the Atlanta market. The franchise-operated restaurants opened in Billings, Montana; Chattanooga,
Tennessee and Waukesha, Wisconsin. There are currently 76 Famous Dave's restaurants including 41 company-operated and 35 franchise-operated. A total of
168 franchise restaurants are either open or under signed Area Development
Agreements. Two new Area Development Agreements were signed during the quarter, one for the Philadelphia market and one for part of Southern California.


LEASE TERMINATION The Company also announced that it had completed a transaction in which it terminated its lease obligations under its former blues club in Chicago. The club ceased operations as an Isaac Hayes entertainment club on Monday, March 31, 2003. The transaction included a cash payment of approximately
$1.6 million and other related expenses which will result in a $1.7 million charge in the 1st quarter. The Company had previously estimated a $1.6 million charge relative to this lease liability.


NEW BOARD MEMBER The Company announced that Dean Riesen has been selected to serve on the Board of Directors, replacing James Cox. Mr. Riesen currently manages an investment company and had previously served as Chief Financial
Officer for Carlson Holdings, Inc and as President of Carlson Real Estate
Company. Mr. Cox resigned from the board for personal reasons.


EARNINGS RELEASE Famous Dave's will release financial results for the 1st
Quarter at 3:15 p.m. Central Time on Tuesday, April 22, 2003 with a conference call to follow at 4:00 p.m. Central Time.


The company invites all those interested in hearing management's discussion of the quarter to join the call by dialing (800) 867-0731; Conference ID "Famous".
A replay will be available for one week following the call by dialing (800)
839-3734 and entering access code 0731. Participants may also access a live web cast of the conference call through the investor relations section of Famous
Dave's web site at www.famousdaves.com.


Famous Dave's of America, Inc. (Nasdaq:DAVE - News) owns, operates and franchises barbeque restaurants. The company currently owns 41 locations and franchises an additional 35 units in 19 states. The Company

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also has signed Area Development Agreements for an additional 133 franchise restaurants. Its menu features award-winning barbecued and grilled meats, an ample selection of salads, side items, sandwiches and unique desserts.


Certain matters discussed within this press release, including statements regarding revenue and profit forecasts, new restaurant sites, restaurant openings and expansion plans, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although Famous Dave's of America, Inc. believes the expectation reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectation will be attained. Factors that could cause actual results to differ materially from Famous Dave's expectation include financial performance, restaurant industry conditions, execution of restaurant development and construction programs, changes in local or national economic conditions, availability of financing, outcome of pending litigation and other risks detailed from time to time in the company's SEC reports.



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Contact:
     Famous Dave's of America, Inc., Minneapolis
     Ken Stanecki, 952/294-1300